Calculation of Filing Fee Tables
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AXCELIS TECHNOLOGIES INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share, to be issued under the Axcelis Technologies, Inc. 2012 Equity Incentive Plan	Other	3,000,000	$ 57.85	$ 173,550,000.00	0.0001531	$ 26,570.51
Total Offering Amounts:						$ 173,550,000.00		$ 26,570.51
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 26,570.51
Offering Note
[1]	(1) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. (2) Represents additional shares of common stock, par value $0.001 per share ("Common Stock"), of Axcelis Technologies, Inc. reserved for issuance under the Axcelis Technologies, Inc. 2012 Equity Incentive Plan. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant's Common Stock on the Nasdaq Global Select Market on May 23, 2025.